UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: October 18, 2018

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

55 Administration Road, Unit 8, Vaughan, Ontario, Canada     L4K 4G9

(Address of principal executive offices)                                       (Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Section 1 -	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective October 18, 2018, the Company entered into an exclusive licensing, distribution and central processing agreement with Massachusetts-based CannaKorp Inc. (“CannaKorp”) for its patented Wisp Vaporizing system (“Wisp System”). The Wisp System is CannaKorp’s proprietary pressurized hot air vaporization equipment into which individual consumers insert Wisp Pod cartridges (“Wisp Pods”) to vaporize cannabis or other herbal material.

Under the agreement, the Company will have exclusive rights to the Wisp System in Canada and Europe. The initial term of the agreement is five (5) years with automatic renewals for additional terms of five (5) years. After the first 180 days from the Company’s first commercial sale of a Wisp System or Wisp Pods, CannaKorp will assess the Company’s sales history in order to establish the Company’s minimum quarterly order volumes for both the cannabis and non-cannabis markets. CannaKorp has the right to rescind the Company’s exclusive license if the Company fails to meet the required Wisp System or Wisp Pods minimum order requirements.

Section 8 -	Other Events

Item 8.01	Other Events

On October 24, 2018, the Company issued a news release announcing the Company’s agreement with CannaKorp as described in Item 1.01 of this Report. The news release is included with this Report as Exhibit 99.1.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated October 24, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: October 24, 2018	By:	/s/ Rubin Schindermann
Chief Executive Officer